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                                                                   EXHIBIT 10.16

                          AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER ("Agreement") is dated as of February ___, 2004 (the "Effective Date") and is by and among XRG, INC., a Delaware corporation ("XRG"), XRG ACQUISITION SUB II, INC., an ________ corporation and a wholly-owned subsidiary of XRG ("Merger Sub"), RSV, INC., a Tennessee corporation ("RSV"), and RICHARD VENABLE, an individual residing in Kingsport, Tennessee, ________(hereinafter "Mr. Venable" or "Shareholder" or "Seller"), and BILLY W. BROOKS, an individual residing in Kingsport, Tennessee (hereinafter referred to as "Mr. Brooks", "Shareholder" or "Seller"). XRG, RSV and the Seller are referred to herein individually as "Party" and collectively as "Parties."

                              W I T N E S S E T H:

      WHEREAS, the Shareholders are the owners of all of the issued and outstanding capital stock of RSV; and

      WHEREAS, RSV is principally engaged in the freight hauling business; and

      WHEREAS, the parties desire that XRG acquire RSV on the terms and subject to the conditions set forth in this Agreement; and

      WHEREAS, to effectuate such acquisition, the respective Boards of Directors of XRG, Merger Sub and RSV (XRG acting as the sole shareholder of Merger Sub and the Shareholders acting as the only shareholders of RSV) have approved the merger of Merger Sub with and into RSV as set forth in Article 1 of this Agreement (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby the issued and outstanding shares of Common Stock, $1.00 par value, of RSV ("RSV Common Stock") owned by the Shareholders shall be converted into the right to receive shares of the Common Stock of XRG, par value $.001 (the "XRG Common Stock"); and

      WHEREAS, XRG, Merger Sub, RSV and the Shareholders desire to make certain representations, warranties and agreements in connection with the Merger and to prescribe various conditions to the Merger.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties herein contained, the parties to this Agreement agree as follows:

      "Closing" has the meaning set forth in Section 2(e) below.

      "Closing Date" has the meaning set forth in Section 2(e) below.

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      "Disclosure Schedule" has the meaning set forth in Section 3 below.

      "Liability" or "Liabilities" or "liability" or "liabilities" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes.

      "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

      "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

      1. THE MERGER.

            Section 1.01 The Merger. Subject to the terms and conditions of this Agreement, XRG shall cause Merger Sub to be merged with and into RSV in accordance with the applicable provisions of the Tennessee Business Corporation Act of 1983 ("TBCA") as provided in this Article 1.

            Section 1.02 Effects of the Merger. At the Effective Time of the Merger (as defined in Section 1.03):

            (a) The separate existence of Merger Sub shall cease and Merger Sub shall be merged with and into RSV and RSV shall be the surviving corporation as a wholly-owned subsidiary of XRG (Merger Sub and RSV are sometimes hereinafter referred to as the "Constituent Corporations" and RSV, as in existence after the Effective Time of the Merger, is sometimes hereinafter referred to as the "Surviving Corporation");

            (b) The Articles of Incorporation of RSV as in effect immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation of the Surviving Corporation with the amendments noted thereto in the Articles of Merger (as defined in Section 1.03), until amended in accordance with the provisions of IBCA;

            (c) The Bylaws of RSV as in effect immediately prior to the Effective Time of the Merger shall be the Bylaws of the Surviving Corporation, and thereafter may be amended in accordance with

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                  their terms and as provided by the Articles of Incorporation of the Surviving Corporation and the IBCA;

            (d) The Board of Directors of the Surviving Corporation shall consist of the following persons:

                             ___________________________
                             Kevin P. Brennan

            (e)   The officers of the Surviving Corporation shall be as follows:

                  Offices                                   Holder

                  Chairman, President and                   ____________
                  Chief Executive Officer

                  Secretary                          K. P. Brennan
                  Vice President

From and after the Effective Time of the Merger, the Merger shall have all other effects provided by applicable law.

            Section 1.03 Effective Time of the Merger. On the Closing Date, and subject to the provisions of this Agreement and the TBCA, articles of merger (the "Articles of Merger") shall be duly executed and acknowledged by Merger Sub and RSV and shall thereafter be delivered to the Secretary of State of the State of Tennessee for filing as provided in the TBCA. The Merger shall become effective upon the later of the filing of the Articles of Merger or the time set forth in the Articles of Merger as the effective time of the Merger, if any. (The time at which the Merger becomes effective as provided in the preceding sentence is referred to herein as the "Effective Time of the Merger".) The Surviving Corporation shall thereafter cause a copy of the Articles of Merger, certified by the Secretary of State of the State of Tennessee; to be filed in such other offices as may be required by applicable law.

            Section 1.04 Effect on Capital Stock of the Constituent Corporations. At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of any holder of any shares of capital stock:

            (a) Capital Stock of Merger Sub. Each issued and outstanding share of the capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.001, of the Surviving Corporation;

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            (b)   Conversion of RSV Common Stock. All of the issued and
                  outstanding shares of RSV Common Stock shall, collectively, be converted into the right to receive 1,000,000 shares of XRG Common Stock to be issued in the Merger, subject to adjustment, as set forth in Section 2 below. No fractional shares of XRG Common Stock will be issued as a result of the Merger. In lieu of the issuance of fractional shares, shares of XRG Common Stock will be rounded to the nearest whole number.

            Section 1.05 Exchange of Certificates. At the Effective Time of the Merger, the Shareholder shall surrender all certificates held of record by him that immediately prior to the Effective Time of the Merger represented outstanding shares of RSV Common Stock ("Old Certificates") and XRG shall issue in exchange for the Old Certificates one or more certificates ("New Certificates") representing the shares of XRG Common Stock into which the shares of RSV Common Stock theretofore represented by such Old Certificates shall have been converted. The Shares of XRG Common Stock issuable upon the surrender of shares of RSV Common Stock shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of RSV Common Stock, other than the right to receive additional shares of XRG Common Stock pursuant to the adjustment provision set forth in Section 2 below.

            Section 1.06 Director/Stockholder Approval. The Boards of Directors of RSV, XRG and Merger Sub, the Shareholders of RSV, and XRG as the sole shareholder of Merger Sub have all adopted and approved this Agreement, the Merger and any related matters.

      2. MERGER CONSIDERATION.

            (a) Consideration - XRG Common Stock. At the Closing, XRG issue to or for the account of the Shareholder a total of 1,000,000 shares of XRG Common Stock ("XRGC Shares").

            (b) Adjustment of XRGC Shares. XRG guarantees to the Shareholder the per-share value for the XRGC Shares set forth below during the 12-month period following the Closing Date. The number of XRGC Shares is subject to adjustment twelve months after the Closing Date ("Adjustment Date") based on the then market price of the XRGC Shares. For purposes of this Section 2(b), "market value" shall be the average of the closing prices for XRG Common Stock on the 20 trading days immediately preceding the Adjustment Date, as reported by the principal stock exchange or other automated quotation system on which XRG Common Stock is then traded, or if it is not then traded, as reported by the OTC Bulletin Board or other reporting agency.

                  (i) On the Adjustment Date, in the event the XRGC Shares held by the Seller do not have a market value equal to or greater than $1.00 per share, then XRG shall be obligated to issue to the Seller such number of additional shares of XRG Common Stock that are sufficient to result in the total market value of the XRGC

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Shares initially issued to the Seller on the Closing Date plus the market value of such additional shares to equal $1,000,000. In the event XRG would have to issue more than 1,000,000 additional shares of XRG Common Stock in order to reach the required total market value, then the Seller may, at his option, invoke the terms of the stock pledge and security agreement described in Section 2(c) below.

                  (ii) Notwithstanding the above, no adjustment shall be made if as of the Adjustment Date the Seller has sold all XRGC Shares initially issued to him on the Closing Date. If, as of the Adjustment Date, the Seller has sold a portion of the XRGC Shares issued to him on the Closing Date, the number of shares issuable to the Seller on the Adjustment Date shall be adjusted pro rata based on the number of initial XRGC Shares still held by the Seller.

                  (iii) In addition, neither the Seller nor XRG or XRG's officers, directors or any affiliates may purchase or sell shares of XRG's Common Stock during the twenty (20) business days prior to the Adjustment Date. If the Seller shall sell shares of XRG Common Stock during such period, no adjustment shall be made with respect to the XRGC Shares on the Adjustment Date. If any officer, director or affiliate of XRG shall purchase shares of XRG Common Stock, the market value shall be determined for purposes of this Section 2(b) based on the average of the closing prices for the XRG Common Stock on the 20 trading days immediately prior to the first date such purchase occurs. If the Seller shall purchase XRG common stock or any officer, director or affiliate of XRG shall sell XRG Common Stock during such period, no change shall be made in the adjustment provisions set forth herein.

            (c) Consideration - Assumption of RSV liabilities. At the Closing, XRG expressly acknowledges that RSV and XRG shall be responsible for the pre-Closing obligations, including without limitation, RSV's and Mr. Venable's obligations under Exhibit A; which XRG agrees to pay off or refinance as soon as practical following the Closing. Until such time as the notes that Mr. Venable personally guarantees are refinanced, or his guarantee is removed, RSV will continue to operate under its Landstar contract.

            (d) Security. At the Closing, XRG will pledge, pursuant to the terms of a separate stock pledge and security agreement, 100% of the stock of RSV acquired by XRG hereunder to the Seller Mr. Venable. The stock pledge and security agreement shall provide that, among other things, the pledge and security interest provided for therein secure the right of the Seller to rescind the transactions contemplated hereby upon the terms set forth in that agreement. The stock pledge and security agreement will also grant to the Seller a first position security interest on the tangible assets (that is, excluding accounts receivable, bank deposits, etc.) of RSV. Should XRG default in the performance of any if its obligations hereunder as described in the stock pledge and security agreement, Seller will have the right to foreclose on the shares of RSV then held by XRG and foreclose on the said tangible assets. If the Seller elects to enforce the terms of the stock pledge and security agreement and foreclose on the RSV Shares held by XRG, the Seller will promptly transfer back to XRG all XRGC Shares then held by him

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together with a payment of cash equal to the total per share purchase price actually received by Seller for any XRGC Shares previously sold by Seller, and the Parties shall thereafter have no further obligations or liabilities under this Agreement.

            (e) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Johnson, Pope, Bokor, Ruppel & Burns, P.A., 911 Chestnut Street, Clearwater, Florida 33756 on or before February 25, 2004, or on such other date as agreed to by the Parties following the satisfaction or waiver of all pre-closing conditions to the obligations of the Parties to consummate the transactions contemplated hereby ("Closing Date").

            (f) Deliveries at the Closing. At the Closing (i) XRG will deliver to the Escrow Agent (as hereinafter defined) certificates representing the shares of RSV to be held by XRG following the Merger, with the stock transfers duly executed; (ii) RSV and/or the Seller will deliver the various instruments and documents referred to in Section 6(a) below; (iii) XRG will issue and deliver to the Seller a check for the cash consideration and certificates for the XRGC Shares and will deliver the various instruments and documents referred to in Section 6(b) below; (iv) RSV will execute and deliver to XRG such other instruments of transfer, conveyance, and assignment as XRG and its counsel reasonably may request; (v) XRG will execute and deliver to RSV such instruments of assumption as RSV and its counsel reasonably may request; and (vi) RSV will deliver to XRG keys to all locks on the business premises or for any items transferred to XRG requiring keys and the codes and passwords to all security and password systems on the business premises or for any items transferred to XRG.

            3. REPRESENTATIONS AND WARRANTIES OF RSV AND THE SELLER. RSV and the Seller, jointly and severally, represent and warrant to XRG that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3. The Parties acknowledge that the Disclosure Schedule will be delivered prior to or contemporaneous with the execution of this Agreement and will be attached hereto and made a part hereof.

            (a) Organization of RSV. RSV is a corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee. RSV is duly qualified to do business as a foreign corporation and in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

            (b) Authorization of Transaction. RSV has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of RSV and RSV's stockholders have duly authorized the execution, delivery, and performance of this Agreement by RSV. This Agreement constitutes the

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valid and legally binding obligation of RSV and the Seller, enforceable in accordance with its terms and conditions.

            (c) Noncontravention. Except as set forth on Schedule 3(c), neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which RSV or the Seller is subject or any provision of the charter or bylaws of RSV or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which RSV or the Seller is a party or by which it or he is bound or to which any of its or his assets are subject (or result in the imposition of any Security Interest upon any of its or his assets). Except as set forth on Schedule 3(c), RSV and the Seller do not need to give notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

            (d) Brokers' Fees. RSV and the Seller have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which XRG could become liable or obligated.

            (e) Title to Assets. Except as shown on the Financial Statements (as defined below) and except as set forth on Schedule 3(e), RSV has title, free and clear of any Security Interest or restriction on transfer, to all of the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that are used by RSV in the operation of its business or are reflected as owned in the books and records of RSV, including all of the properties and assets reflected in the Financial Statements (as defined below). All properties and assets utilized by RSV are in AS-IS condition. All buildings, plans and other structures owned, leased or utilized by RSV are in AS-IS condition.

            (f) Legal Compliance. To the best of the knowledge of either RSV or the Seller, RSV and the Seller have complied with all material applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against them alleging any failure so to comply. The Seller does not have knowledge any proposed change in any such laws, rules or regulations that could materially adversely affect the business of RSV.

            (g) Environment, Health, and Safety.

                  (i) As used herein, "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations,

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ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

                  (ii) To the best of the knowledge of either RSV or Sellers, RSV and its predecessors have materially complied and are in material compliance with all Environmental, Health, and Safety Requirements.

                  (iii) Without limiting the generality of the foregoing, to the best of the knowledge of either RSV or Sellers, RSV has obtained and complied with, and is in compliance with, all material permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business.

                  (iv) Neither RSV nor its predecessors, has received any written notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to either of them or their facilities arising under Environmental, Health, and Safety Requirements.

            (h) Financial Statements. Except as disclosed on Schedule 3(h), the respective annual financial statements of RSV dated as of December 31, 2002, December 31, 2003, all of which are included in the Disclosure Schedule, (the "Financial Statements"):

                  a.    are in accordance with the books and records of RSV;

                  b. fairly set forth the financial condition and results of the operations of RSV in all material respects as of the relevant dates thereof and for the periods covered thereby;

                  c. contain and reflect all necessary and material adjustments for a fair representation of the results of operations and financial condition for the periods covered by the statements;

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                  d.    do not contain any items of special or nonrecurring
                        income or any other income not earned or otherwise realized in the ordinary course of business;

                  e. include all material adjustments, which consist of only normal accruals, necessary for such fair presentation; and

                  f.    do not contain any untrue statement of material fact.

      RSV maintains a system of internal accounting control sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial and to maintain accountability for assets, (iii) access is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. RSV does not use any derivative financial instruments.

            (i) Capitalization. The authorized capital stock of RSV consists of 1000 shares of common stock, par value $1.00 per share, of which 1000 shares are issued and outstanding. The Sellers are, and will be on the Closing Date, the record and beneficial owners and holders of the RSV Shares, which constitute all of the issued and outstanding capital stock of RSV, free and clear of all liens, claims or encumbrances of any kind. No legend or other reference to any purported encumbrance appears upon any certificate representing the RSV Shares. All of the RSV Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no contracts relating to the issuance, sale, or transfer of the RSV Shares, other than this Agreement. None of the RSV Shares were issued in violation of applicable securities statutes and regulations or any other legal requirement.

            (j) Books and Records. The minute books, stock record books, and other records of RSV, all of which have been made available to XRG, are complete and correct and have been maintained in accordance with sound business practices. The minute books of RSV contain accurate and complete records of all meetings held, and corporate action taken, by the stockholders, the boards of directors and committees of the boards of directors, and no meeting of any such stockholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books.

            (k) Accounts Receivable. All accounts receivable of RSV that are reflected in the Financial Statements or the accounting records of RSV as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. There is no contest, claim, or right of set-off, other than in the Ordinary Course of Business, under any contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 3(k) of

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the Disclosure Schedule contains a complete and accurate list of all Accounts
Receivable as of the Closing Date, which list sets forth the aging of such Accounts Receivable.

            (l) Undisclosed Liabilities. To the knowledge of Seller and RSV, except as set forth in Part 3(l) of the Disclosure Schedule, RSV has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise), except for liabilities or obligations reflected or reserved against in the Financial Statements and current liabilities incurred in the ordinary course of business since the respective dates thereof. None of RSV's employees will, by the passage of time, become entitled to receive any deferred compensation, vacation time, vacation pay or severance pay attributable to services rendered prior to the Closing Date, except as disclosed in Part 3(l) of the Disclosure Schedule or the Financial Statements on Schedule 3(h). RSV has not guaranteed the payment or performance of any person, firm or corporation, agreed to indemnify any person or act as surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any person. RSV has not given any power of attorney, which is currently in effect, to any person, firm or corporation for any purpose whatsoever.

            (m) Taxes.

                  (i) Other than the tax returns due for RSV's year ending December 31, 2003 for which RSV has filed for an extension, RSV has filed or caused to be filed all tax returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to applicable laws and regulations. The Seller has delivered or made available to XRG copies of all such tax returns relating to income taxes filed since 2000. RSV has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by either of them, except such taxes, if any, as are listed in Part 3(m)(i) of the Disclosure Schedule and are being contested in good faith.

                  (ii) All taxes that RSV is or was required by applicable laws or regulations to withhold or collect, including, without limitation, social security and other payroll and employee-related taxes, have been duly withheld or collected and, to the extent required, have been paid to the proper governmental entity.

                  (iii) All tax returns filed by (or that include on a consolidated basis) RSV are true, correct, and complete in all material respects.

                  (iv) None of the assets of RSV are property, which is required to be treated as owned by any other person pursuant to so-called "Safe Harbor Lease" provisions of Section 168(f)(8) of the Internal Revenue Code.

            (n) No Material Adverse Change. Since the date of the latest Financial Statement, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of RSV, and to the knowledge of

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Seller and RSV, no event has occurred or circumstance exists that may result in such a material adverse change. Except as disclosed, in Part 3(n) of the Disclosure Schedule, RSV has conducted and operated its business in a consistent and normal fashion since the date of the last Financial Statements.

            (o) Employees. To the knowledge of Sellers and RSV, except for Billy
W. Brooks, no executive, key employee, or group of employees has any plans to terminate employment with RSV, although Mr. Venable does not intend to be employed by RSV after the merger. RSV is not a party to or bound by any collective bargaining agreement, nor has RSV experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. RSV has not committed any unfair labor practice that has not been resolved. The Seller has no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of RSV.

            (p) Employee Benefits.

      "Employee Benefit Plan" means any "employee benefit plan" (as such term is defined in ERISA Section 3(3)) and any other employee benefit plan, program or arrangement of any kind.

      "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec. 3(2).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  (i) Schedule 3(p) of the Disclosure Schedule lists each Employee Benefit Plan that RSV maintains or to which RSV contributes.

                  (ii) Other than contributions for the fiscal year ending July 31, 2003 and more recently, all contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of RSV.

                  (iii) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a). None of the RSV Employee Benefit Plans or any of the trusts created thereunder, nor any trustee, administrator or other fiduciary thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA. RSV has complied in all material respects with the reporting and disclosure requirements of ERISA and the Internal Revenue Code as applicable to Employee Benefit Plans.

                  (iv) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with methods, factors, and assumptions applicable to an Employee Pension Benefit Plan.

            (q) Legal Proceedings.

                  (A) Except as set forth in Part 3(q) of the Disclosure Schedule, there is no pending legal proceeding:

                        (i) that has been commenced by or against RSV or that otherwise relates to or may affect the business of, or any of the assets owned or used by, RSV; or

                        (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the contemplated transactions under this Agreement.

                  (B) To the knowledge of the Sellers and RSV, (1) no such legal proceeding has been threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such proceeding.

            (r) Insurance. RSV maintains the policies listed on Part 3(r) of the Disclosure Schedule for fire, casualty, liability, bonding use and occupancy and other insurance covering its properties and assets. Such policies or like policies are, as of the date of this Agreement, and will be on the Closing Date, outstanding and duly in force. True and complete copies of all such policies have been made available to XRG for inspection. No notice of cancellation or termination has been received by RSV with respect to any such policy, and neither RSV nor the Shareholders have knowledge of any act or omission, which could result in the cancellation of any such policy prior to its scheduled expiration date. There is no claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriters of such policies, and none of RSV or the Shareholders knows of any basis for denial or any claim under any such policy. No notices have been received from or on behalf of any insurance carrier issuing any such policy that insurance rates thereof would be substantially increased or that there will be a cancellation or an increase in the deductible or non-renewal of any such policy. Such policies are sufficient in all materials respects for compliance with all material requirements of all laws and with the requirements of all contracts and leases to which RSV is a party. There are no outstanding incidents or accidents that have not been reported to or settled by insurance carriers.

            (s) No Interest in Competitors and Others. Except as set forth on
Part 3(s) of the Disclosure Schedule, neither RSV nor any officer or director of RSV owns, directly or indirectly, any interest in (except for the ownership of marketable securities of publicly owned corporations representing in no case more than five percent of the outstanding shares of such class of securities) or controls or is an employee, officer, director or partner of, participant in or consultant to any corporation, association, partnership, limited partnership, joint venture or other business organization, which is a competitor, supplier, customer, or landlord of RSV.

            (t) Contracts. RSV has furnished to XRG copies of, or summarized as
Part 3(t) of the Disclosure Schedules, all agreements, contracts and commitments of the following types, to which RSV is a party or by which they or any of their properties are bound as of the date hereof: (a) mortgages, indentures, notes, letters of credit, security agreements and other agreements and instruments relating to the borrowing of money by or extension of credit to RSV other than in the Ordinary Course of Business; (b) employment and consulting agreements;
(c) employee benefit, profit-sharing and retirement plans; (d) collective bargaining agreements; (e) agreements under which gross revenues will or are expected to exceed $10,000 during RSV's fiscal year ending in 2003; (f) all joint venture or partnership agreements to which RSV is a party; (g) licenses of software and any material patent, trademark and other industrial property rights; (h) agreements or commitments for capital expenditures in excess of $50,000; (i) brokerage or finder's agreements; (j) all agreements, whether written or oral with independent contractors, including owner-operators of semi-trucks and other freight hauling vehicles, and (k) agreements, contracts, leases and commitments of a type other than those described in the foregoing clauses (a) through (i) which, in any case, involve aggregate payments or receipts of more than $25,000 per annum. RSV has made available to XRG complete and correct copies of all written agreements, contracts and commitments, together with all amendments thereto, and accurate descriptions of all oral agreements. All such agreements, contracts and commitments are in full force and effect and, to the best of their knowledge, all parties thereto have performed all material obligations required to be performed by them to date, are not in default in any material respect thereunder, and have not violated any representation or warranty, explicit or implied, contained therein.

            (u) Intellectual Property. Part 3(u) of the Disclosure Schedule lists or describes (a) all trademarks, service marks, logos, trade names, and company names, and all applications, registrations, and renewals in connection therewith, used or owned by RSV; and (b) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith owned by RSV.

            (v) Certain Payments. Neither the Seller, RSV or a director, officer, agent, or employee of RSV, or, to the Sellers' knowledge, any other person associated with or acting for or on behalf of RSV, has directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form, whether in money, property, or services in violation of any applicable law or regulation, including without limitation, the Foreign Corrupt Practices Act.

            (w) Broker Fee. RSV has no liability or obligations to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which RSV could become liable or obligated.

            (x) Disclosure. The representations and warranties contained in this
Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3, in light of the circumstances under which they were made, not misleading.

      4. REPRESENTATIONS AND WARRANTIES OF XRG. XRG represents and warrants to the Shareholders that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

            (a) Organization of XRG. XRG is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own its properties and assets and to conduct its businesses as now conducted.

            (b) Authorization of Transaction. XRG has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of XRG has duly authorized the execution, delivery and performance of this Agreement to the extent required by law. This Agreement constitutes the valid and legally binding obligation of XRG, enforceable in accordance with its terms and conditions.

            (c) Noncontravention. Neither the execution, delivery and performance by XRG of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which XRG is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which XRG is a party or by which it is bound or to which any of its assets is subject. XRG does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

            (d) Brokers Fees. XRG has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which XRG could become liable or obligated.

            (e) SEC Reports. XRG has filed all required reports, schedules, forms, statements, and other documents with the Securities and Exchange Commission (the "SEC"). In particular, but without limitation of the generality of the foregoing, XRG has filed with the SEC, and has heretofore made available to the Sellers, true and complete copies of XRG's most recent annual report on Form 10-KSB, most recent quarterly report on Form 10-QSB, and most recent Form 8-K. These reports, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934, as applicable, and the applicable rules and regulations of the SEC thereunder. No independent auditors' report included with the audited financial statements of XRG included in the SEC reports referenced above (the "Audited Financial Statements") has been revoked or qualified in any manner since its date. XRG has not, since March 31, 2003, made any material change in the accounting practices or policies applied in the preparation of the Audited Financial Statements. The books and records of XRG have been, and are being, maintained in all material respects in accordance with GAAP. The management of XRG has (i) designed disclosure controls and procedures to ensure that material information relating to XRG, including its consolidated subsidiaries, is made known to the management of XRG by others within XRG and (ii) has disclosed, based on its most recent evaluation, to XRG's auditors and the audit committee of the Board (A) all significant deficiencies in the design or operation of internal controls which could adversely affect XRG's ability to record, process, summarize and report financial data and have identified for XRG's auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in XRG's internal controls.

            (f) Financial Statements and Financing. Except as set forth in
Schedule 4(f), the Audited Financial Statements of XRG fairly present the financial position of XRG as of the dates thereof and were prepared in accordance with GAAP. The Audited Financial Statements including the schedules and notes thereto (a) were prepared from and in accordance with the books and records of XRG in accordance with GAAP consistently applied (except as indicated in the notes thereto), (b) present fairly the financial condition of XRG as of such date, (c) are complete and correct in all material respects and in accordance with the books of account and records of XRG, (d) can be legitimately reconciled with the financial statements and the financial records maintained and the accounting methods applied by XRG for federal income tax purposes and
(e) reflect accurately all accrued costs and expenses of XRG in all material respects. XRG is solvent and has the funds (or has current and available commitments from creditworthy financial institutions or other creditworthy sources to provide the funds) required to consummate the transactions contemplated by this Agreement.

            (g) Compliance with Law; Licenses. XRG is in compliance with all material laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over XRG and any of its assets, properties and operations, the non-compliance of which would have a material adverse effect on XRG's ability to consummate the transactions contemplated by this Agreement. XRG does not have knowledge of any proposed change in any such laws, rules or regulations that could adversely affect XRG's ability to consummate the transactions contemplated by this Agreement.

            (h) Litigation. There are no claims, actions, suits, proceedings, or investigations pending or, to the knowledge of XRG, threatened, before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against XRG or, to the knowledge of XRG, any of its officers, directors, employees, agents or Affiliates that could have a material adverse effect on XRG's ability to consummate the transactions contemplated by or referenced in this Agreement, nor is any basis known to XRG, any of their directors or officers for any such action, suit, proceeding or investigation. Neither XRG nor any of its properties or assets are subject to any order, writ, judgment, award, injunction or decree of any national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign that could have a material adverse effect on XRG's ability to consummate the transactions contemplated by or referenced in this Agreement.

      5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

            (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement.

            (b) Operation of Business. RSV will not engage in any practice, take any action, or enter into any transaction outside the ordinary course of business except that Mr. Venable may engage in the transactions set forth on
Schedule 5(b) of the Disclosure Schedule by which seven tractors are to be transferred to RSV and certain assets are to be transferred by RSV to Mr. Venable.

            (c) Preservation of Business. RSV will maintain and continue to promote and conduct its business, its business operations, and its business relationships, and will maintain its property, including its present operations, physical facilities, working conditions, and relationships with its suppliers, customers, independent contractors and employees.

            (d) Full Access, Cooperation and Authorization by RSV. RSV will permit representatives of XRG to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of RSV, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to RSV. RSV and its officers and employees will cooperate with XRG and facilitate XRG's due diligence investigation of RSV. RSV's execution of this Agreement constitutes authorization to RSV's accountants, attorneys, bankers, lenders and other professional advisors and consultants to meet with representatives of XRG and disclose to XRG any and all information in their possession regarding RSV.

            (e) Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(e), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

            (f) Exclusivity. RSV will revoke any current listing of its business for sale. RSV and the Seller will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of any of the stock or assets of RSV (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek the foregoing. RSV and the Seller will notify XRG immediately if any person makes any proposal, offer, inquiry, or contact with respect to the foregoing.

            (g) Full Access, Cooperation and Authorization by XRG. XRG agrees to grant Seller full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of XRG, to books, records (including tax records), contracts, and documents of or pertaining to XRG. XRG and its officers and employees will cooperate with Seller and facilitate Seller's due diligence investigation of XRG. XRG's execution of this Agreement constitutes authorization to XRG's accountants, attorneys, bankers, lenders and other professional advisors and consultants to meet with representatives of Seller and disclose to them any and all information in their possession regarding XRG.

      6. CONDITIONS TO OBLIGATION TO CLOSE.

            (a) Conditions to Obligation of XRG. The obligation of XRG to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions at or prior to Closing:

                  (i) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) RSV and the Seller shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

                  (iii) RSV and the Seller shall have procured any required third party consents;

                  (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of XRG to own the RSV Shares;

                  (v) all actions to be taken by RSV and the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to XRG; and

                  (vi) all of the following shall have been accomplished to the reasonable satisfaction of XRG:

                        (A) execution of an non-compete agreement by Mr. Venable by which Mr. Venable will receive $50,000 in consideration payable over the twelve month period for which he will not compete with RSV or XRG for that period following the merger;

                        (B) execution of employment agreements by such other persons as may be required by XRG; provided, however, that Mr. Venable shall not be required to enter into an Employment Agreement;

                        (C) execution and delivery of a Stock Escrow Agreement authorizing an independent third party mutually agreeable by the Parties (the "Escrow Agent") to hold the RSV Shares in escrow during the term of the stock pledge and security agreement;

                  XRG may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

            (b) Conditions to Obligation of RSV and the Seller. The obligation of RSV and the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) XRG shall have performed and complied with all of its covenants hereunder in all material respects through the Closing,

                  (iii) no action, suit, or proceeding shall be pending or
                        threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (iv) XRG shall have delivered to Seller a duly executed Stock Pledge and Security Agreement, and other ancillary agreements, which are exhibits to this Agreement.

                  (v) All actions to be taken by XRG in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to RSV and the Shareholders.

                  (vi) XRG has delivered or instructed its transfer agent to deliver the XRGC Shares to the Seller.

                  RSV or the Sellers may waive any condition specified in this
Section 6(b) if it/they execute(s) a writing so stating at or prior to the Closing.

      7. INVESTMENT REPRESENTATIONS.

            (a) The XRGC Shares to be received by Seller pursuant to this Agreement will be held by Seller for his own account for the purpose of investment and not with a present view for sale in connection with any distribution thereof.

            (b) Seller's financial position is such that he can afford to bear the economic risk of holding the XRGC Shares he receives pursuant to this Agreement for an indefinite period of time, and Seller can afford to suffer the complete loss of his investment in the XRGC Shares.

            (c) Seller has been provided an opportunity to ask questions of, and has received answers satisfactory to Seller from, XRG and its representatives regarding the business and affairs of XRG and such other information as he desired in order to evaluate an investment in the XRGC Shares.

            (d) Seller understands that the XRGC Shares comprising the consideration to be received by him/her pursuant to this Agreement have not been registered under the federal securities laws or applicable state securities laws in reliance upon specific exemptions from registration thereunder. Seller agrees that the XRGC

Shares to be received by him pursuant to this Agreement may not be sold, offered for sale, exchanged, transferred, pledged or otherwise disposed of except pursuant to a registration statement under the Securities Act of 1933 or pursuant to an exemption from the registration requirements of the Securities Act of 1933 and in compliance with state securities laws, and the certificates for the XRGC Shares will bear a legend to such effect. Upon registration, if any, there can be no assurance that a public market for the XRGC Shares will exist or that trading of such shares can commence, or if commenced can be maintained. As a result, a holder of XRGC Shares may find it difficult to dispose of, or to obtain accurate quotations as to the price of, the shares. In addition, XRG securities may be subject to "penny stock" rules that impose sales practice and market making requirements on broker-dealers who sell and/or make a market in such securities. This could affect the ability or willingness of broker-dealers to sell and/or make a market in XRG securities and the ability of holders of XRG securities to sell their stock in the secondary market.

            (e) Seller is not a foreign person subject to withholding under
Section 1445 of the Code and the regulations promulgated thereunder.

            (f) PIGGYBACK REGISTRATION RIGHTS. If at any time prior to the removal of restrictive legends pursuant to Rule 144(k) (i.e. two (2) years holding period), (i) the Company proposes to register shares of Common Stock under the Securities Act, other than on Forms S-8 , S-4 or any successor forms, in connection with a public offering of such shares for cash (a "Proposed Registration") and (ii) a Registration Statement covering the resale of all of the shares ("Registrable Securities") is not then effective and available for sales thereof by the Investors, the Company shall, at such time, promptly give each Shareholder written notice of such Proposed Registration. Each Shareholder shall have ten (10) Business Days from its receipt of such notice to deliver to the Company a written request specifying the amount of Registrable Securities that such Shareholder intends to sell and such Shareholder's intended method of distribution. Upon receipt of such request, the Company shall use its best efforts to cause all Registrable Securities which the Company has been requested to register to be registered under the Securities Act to the extent necessary permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Investor; provided, however, that the Company shall have the right to postpone or withdraw any Proposed Registration without obligation to the Shareholder. If, in connection with any underwritten public offering for the account of the Company or for stockholders of the Company that have contractual rights to require the Company to register shares of Common Stock, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in a Proposed Registration because, in the judgment of such underwriter(s), marketing or other factors dictate such limitation is necessary to facilitate such offering, then the Company shall be obligated to include in such Proposed Registration only such limited portion of the Registrable Securities with respect to which each Shareholder has requested inclusion hereunder as such underwriter(s) shall permit. Any exclusion of Registrable Securities shall be made pro rate among the Shareholders seeking to include Registrable Securities in a Proposed Registration, in proportion to the number of Registrable Securities sought to be included by such Shareholders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Proposed Registration or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Proposed Registration.

      8. TERMINATION.

            (a) Termination of Agreement. This Agreement may be terminated as provided below:

                  (i) XRG, the Seller and RSV may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (ii) XRG may terminate this Agreement by giving written notice to the Sellers and RSV at any time prior to the Closing (A) in the event RSV or the Sellers have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, XRG has notified RSV or the Sellers, as applicable, of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach, or (B) if the Closing shall not have occurred on or before April 25, 2004, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from XRG itself breaching any representation, warranty, or covenant contained in this Agreement);

                  (iii) Sellers may terminate this Agreement by giving written notice to XRG at any time prior to the Closing (A) in the event XRG has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Sellers have notified XRG of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach, or (B) if the Closing shall not have occurred on or before February 25, 2004, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from Sellers or RSV itself breaching any representation, warranty, or covenant contained in this Agreement).

            (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 8(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

      9. INDEMNIFICATION.

            (a) The Sellers shall indemnify, defend and hold harmless XRG and RSV and their respective directors, officers, employees and controlled and controlling persons (hereinafter "XRG Related Persons") from and against all Claims asserted against, resulting to, imposed upon, or incurred by XRG, RSV or any XRG Related Person, directly or indirectly, by reason of, arising out of or resulting from:

                  (i) the material inaccuracy or material breach of any representation or warranty of RSV or the Sellers contained in or made pursuant to this Agreement or any of the ancillary instruments combined in the exhibits;

                  (ii) the material breach of any covenant or agreement of RSV or the Sellers contained in this Agreement or any of the ancillary instruments contained in the exhibits;

                  (iii) the demand or attempted demand by the Sellers relating to dissenters' right or rights, if any, for appraisal arising out of the Merger in accordance with the IBCA;

                  (iv) any claim by any person or entity, whether or not identified in this Agreement, that such person has or had any rights to the RSV Shares, or payment of any distribution with respect thereto of RSV, or any present or former subsidiary or affiliate of RSV, including as a result of any such person having a lien on any assets of the Seller.

                  As used in this Article 8, the term "Claim" shall include:

                  (i) all debts, liabilities and obligations;

                  (ii) all losses, damages (including, without limitation, consequential damages with respect to third-party claims but not with respect to independent claims of XRG on the one hand, or the Shareholders, on the other hand), judgments, awards, settlements, costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs and reasonable attorneys fees and expenses (including those incurred to enforce rights under this Section 9); and

                  (iii) all demands, claims, suits, actions, costs of investigation, causes of action, proceedings and assessments, whether or not ultimately determined to be valid.

            (b) XRG hereby agrees to indemnify, defend and hold the Sellers harmless from and against all Claims asserted against, resulting to, imposed upon or incurred by the Sellers, directly or indirectly, by reason of, arising out of, or resulting from (a) the inaccuracy or breach of any representation or warranty of XRG contained in or made pursuant to this Agreement, or (b) the breach of any covenant or agreement of XRG contained in this Agreement.

            (c) The obligations of the Sellers and XRG to indemnify for Claims under this Section 9 shall accrue only if the aggregate of all such Claims for which indemnification must be provided by a Party exceeds $50,000.

      10. MISCELLANEOUS.

            (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder for a period of twelve (12) months.

            (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

            (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, letters of intent, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

            (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party or Parties.

            (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

            (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon actual receipt thereof, or (ii) if (and then five business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                     If to the Shareholder:

                     If to RSV:

                     ATTN: Mr. Richard Venable

                     If to XRG:
                     XRG, Inc.
                     5301 W. Cypress Street
                     Suite 111
                     Tampa, FL  33607
                     ATTN: Kevin P. Brennan

            Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, or ordinary mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

            (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Tennessee without giving effect to any choice or conflict of law provision or rule (whether of the State of Tennessee or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Tennessee.

            (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

            (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

            (k) Expenses. Each of XRG, RSV and the Seller will bear its or his own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

            (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure
Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.

            (m) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction to prevent any breach of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the State of Tennessee, in addition to any other remedy to which it may be entitled, at law or in equity.

            (n) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of the courts of the State of Tennessee in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 10(g) above. Nothing in this Section 10(n), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity

                            [Signatures on next page]

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first indicated above.

                                        XRG, INC.

                                        By: ____________________________________

                                        Title: _________________________________

                                        RSV, INC.

                                        By: ____________________________________

                                        Title: _________________________________

                                        ________________________________________
                                        RICHARD VENABLE

                                        ________________________________________
                                        BILLY W. BROOKS

Exhibit A: List of RSV, Inc. Notes Payable